Exhibit 8.1

Mayer Brown LLP
71 South Wacker Drive
Chicago, IL 60606
United States of America
T: +1 312 782 0600
F: +1 312 701 7711 mayerbrown.com

October 11, 2024

Nissan Auto Leasing LLC II

Nissan-Infiniti LT LLC

One Nissan Way

Franklin, Tennessee 37067

Re:	Nissan Auto Leasing LLC II

Nissan-Infiniti LT LLC

Registration Statement on Form SF-3

Registration Nos. 333-[_______]

and 333-[_______]

Ladies and Gentlemen:

We have acted as special federal tax counsel to Nissan Auto Leasing LLC II, a Delaware limited liability company (the “Company”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with the registration by the Company of Asset-Backed Notes (the “Notes”). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by a statutory trust (each, an “Issuing Entity”) to be formed by the Company pursuant to a trust agreement (each, a “Trust Agreement”), between the Company and a trustee. Each series of Notes will be issued pursuant to an indenture (each, an “Indenture”), between the related Issuing Entity and an indenture trustee (each, an “Indenture Trustee”). Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Registration Statement.

In that regard, we are generally familiar with the proceedings taken or to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Underwriting Agreement and the form of Indenture (including the form of Notes included as an exhibit thereto).

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including

Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England & Wales), Mayer Brown (a Hong Kong partnership)

and Tauil & Chequer Advogados (a Brazilian law partnership).

Mayer Brown LLP

Nissan Auto Leasing LLC II

Nissan-Infiniti LT LLC

October 11, 2024

Based on the foregoing and assuming that the Underwriting Agreement and Indenture with respect to each series are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under such document in fact occur in accordance with the terms thereof, to the extent the statements set forth in the Prospectus forming part of the Registration Statement (to the extent they relate to U.S. federal income tax consequences) under the headings “Summary—Tax Status” and “Material U.S. Federal Income Tax Consequences” constitute matters of U.S federal income tax law or legal conclusions with respect thereto relating to U.S. federal tax law matters, and to the extent such statements expressly state our opinions or state that our opinion has been or will be provided as to the Notes, we hereby confirm and adopt the opinions set forth therein (subject to the qualifications, assumptions, limitations and exceptions set forth therein).

The opinion expressed above is subject to the following assumptions, qualifications, limitations and exceptions:

The opinion set forth above is based on relevant provisions of the United States Internal Revenue Code of 1986, as amended, Treasury Regulations thereunder, and interpretations of the foregoing as expressed in court decisions, administrative determinations, and legislative history as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinion.

This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

Mayer Brown LLP

Nissan Auto Leasing LLC II

Nissan-Infiniti LT LLC

October 11, 2024

We know that we are referred to under the captions referred to above included in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8.1 thereto, without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Respectfully submitted,

/s/ Mayer Brown LLP

Mayer Brown LLP